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                                  EXHIBIT 5.1
                       OPINION OF KILPATRICK STOCKTON LLP

                            KILPATRICK STOCKTON LLP
                                ATTORNEYS AT LAW
                                   Suite 2800
                             1100 Peachtree Street
                          Atlanta, Georgia 30309-4530
                            Telephone: 404.815.6500
                            Facsimile: 404.815.6555
April 3, 2000

Industrial Distribution Group, Inc.
950 E. Paces Ferry Road, Suite 1575
Atlanta, Georgia 30326

Gentlemen:

         At your request, we have examined Amendment No. 3 on Form S-3 to the Registration Statement on Form S-1, File No. 333-51851 (as so amended, the "Registration Statement"), filed by Industrial Distribution Group, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "SEC") with respect to the continued registration under the Securities Act of 1933, as amended, of 1,259,249 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), proposed to be sold by certain persons as shareholders of the Company.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the common stock as we deemed relevant or necessary for the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the shares of common stock proposed to be sold by the persons identified as selling shareholders in the Registration Statement are (and in the case of certain shares to be issued pursuant to the exercise of certain stock options as contemplated by and described generally in the Registration Statement, will be, when issued and paid for), validly issued, fully paid for, and nonassessable, and that such shares may be sold and delivered by the selling shareholders in the manner and under the terms and conditions described in the Registration Statement, without affecting adversely their status as validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Prospectus constituting a part of the Registration Statement, and any amendments thereto.

                                     Very truly yours,

                                     KILPATRICK STOCKTON LLP

                                     By: /s/ W. Randy Eaddy
                                        --------------------------------------
                                        W. Randy Eaddy, A Partner